NEWS RELEASE

The Hartford Announces Preliminary Results For Second Quarter 2020

HARTFORD, Conn., July 15, 2020 – The Hartford (NYSE: HIG) today announced preliminary earnings estimates for second quarter 2020, including net income available to common stockholders of $463 million, or $1.29 per diluted share, and core earnings* of $438 million, or $1.22 per diluted share.

Included in its estimate of earnings for the second quarter are the estimated effects of COVID-19 incurred losses, increases in credit allowances, current accident year catastrophes, net prior accident year reserve development, net investment income and other items as discussed below.

The company estimates second quarter 2020 incurred losses related to COVID-19 of $251 million, before tax, or $198 million, after tax. Estimated COVID-19 incurred losses in Property & Casualty of $213 million, before tax, is largely comprised of reserves for business interruption claims on property policies, workers’ compensation net of favorable frequency, and financial lines. Reserves for business interruption claims pertain to those policies in middle and large commercial and in global specialty that do not require direct physical loss or damage. COVID-19 property losses also include reserves for estimated legal costs to defend lawsuits for business interruption claims where the contract requires direct physical loss or damage to trigger coverage. Workers’ compensation COVID-19 losses include an estimate for presumptive losses, relating to states that have passed laws or issued executive orders or agency rules providing for the presumption of coverage for certain industry classes, including health care and other essential workers. Expected COVID-19 incurred losses in Group Benefits of $38 million, before tax, relate mostly to group life claims.

The estimate of net income and core earnings includes the benefit of favorable frequency in Personal Lines auto, partially offset by the related refund of $81 million to Personal Lines auto customers representing 15% of their second quarter premium.

In addition, in the second quarter of 2020, the company expects to reduce its estimate of audit premiums due from business customers by $100 million, principally on workers’ compensation policies due to lower estimated payrolls, though the net effect on income is expected to be a decrease of $34 million, before tax, due to the related reduction in incurred losses and commissions.

In addition to COVID-19 incurred losses, the company plans to increase its allowance for credit losses on premiums receivable by $44 million, before tax, given higher expected uncollectible receivables due to the economic effects of COVID-19.

Current accident year catastrophe losses are expected to equal $248 million, before tax, or $196 million, after tax, in the quarter which includes $138 million, before tax, for wind and hail events as well as $110 million, before tax, related to civil unrest in the United States.

For the quarter, the company expects net favorable reserve development of $268 million, before tax, including a $400 million, before tax, reduction in reserves for prior year catastrophes. This net favorable reserve development includes a $102 million, before tax, increase in reserves for sexual molestation and abuse claims. The favorable catastrophe reserve development includes a reduction in estimated losses from various wind and hail events in 2018 and 2019 and from the 2017 and 2018 California wildfires, including recognizing a subrogation recoverable from PG&E in the amount of $289 million, before tax, or $228 million, after tax. The company’s estimate of net prior accident year development also includes reserve increases of $54 million, before tax, on legacy Navigators reserves for the 2018 and prior accident years, which is ceded to National Indemnity Company under an adverse development cover. The expected reinsurance benefit of $54 million, before tax, would be recognized as a deferred gain under retroactive reinsurance accounting with the charge against income for the deferred gain recognized in net income but not in core earnings.

The company expects net investment income in second quarter 2020 of $339 million, before tax, primarily due to an estimated $71 million, before tax, loss on limited partnerships and other alternative investments.

The Hartford will release second quarter 2020 financial results at approximately 4:15 p.m. EDT on Thursday, July 30, and will host a webcast at 9 a.m. EDT on Friday, July 31, to discuss the results. The webcast will be available on the investor relations section of the company’s website, https://ir.thehartford.com, and then available for replay along with a transcript of the event for at least one year.

About The Hartford

The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the Company and its financial performance is available at https://www.thehartford.com. Follow us on Twitter at https://twitter.com/thehartford_pr.

The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. For additional details, please read https://www.thehartford.com/legal-notice.

HIG-F

Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods. The forward-looking statements in this press release provide preliminary information based on the company’s current estimates and expectations, and remain subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all quarter-end close processes.

We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include (i) the inherent difficulties in arriving at such estimates; (ii) the impact of the COVID-19 pandemic and related economic conditions; (iii) potential legislative, regulatory, and judicial responses to the pandemic; and (iv) other risks and uncertainties discussed in our 2019 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

From time to time, The Hartford may use its website and/or social media outlets, such as Twitter and Facebook, to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com, Twitter account at www.twitter.com/TheHartford_pr and Facebook at https://facebook.com/thehartford. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.

Media Contact:	Investor Contact:
Matthew Sturdevant	Susan Spivak Bernstein
860-547-8664	860-547-6233
matthew.sturdevant@thehartford.com	susan.spivak@thehartford.com

DISCUSSION OF NON-GAAP FINANCIAL MEASURES The Hartford uses non-GAAP financial measures in this press release to assist investors in analyzing the company's operating performance for the periods presented herein. Because The Hartford's calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing The Hartford's non-GAAP financial measures to those of other companies. Definitions and calculations of other financial measures used in this press release can be found below.

Core earnings - The Hartford uses the non-GAAP measure core earnings as an important measure of the Company’s operating performance. The Hartford believes that core earnings provides investors with a valuable measure of the performance of the Company’s ongoing businesses because it reveals trends in our insurance and financial services businesses that may be obscured by including the net effect of certain items. Therefore, the following items are excluded from core earnings:

•
Certain realized capital gains and losses - Some realized capital gains and losses are primarily driven by investment decisions and external economic developments, the nature and timing of which are unrelated to the insurance and underwriting aspects of our business. Accordingly, core earnings excludes the effect of all realized gains and losses that tend to be highly variable from period to period based on capital market conditions. The Hartford believes, however, that some realized capital gains and losses are integrally related to our insurance operations, so core earnings includes net realized gains and losses such as net periodic settlements on credit derivatives. These net realized gains and losses are directly related to an offsetting item included in the income statement such as net investment income.

•
Integration and transaction costs in connection with an acquired business - As transaction costs are incurred upon acquisition of a business and integration costs are completed within a short period after an acquisition, they do not represent ongoing costs of the business.

•	Loss on extinguishment of debt - Largely consisting of make-whole payments or tender premiums upon paying debt off before maturity, these losses are not a recurring operating expense of the business.

•
Gains and losses on reinsurance transactions - Gains or losses on reinsurance, such as those entered into upon sale of a business or to reinsure loss reserves, are not a recurring operating expense of the business.

•
Change in loss reserves upon acquisition of a business - These changes in loss reserves are excluded from core earnings because such changes could obscure the ability to compare results in periods after the acquisition to results of periods prior to the acquisition.

•
Change in valuation allowance on deferred taxes related to non-core components of pre-tax income - These changes in valuation allowances are excluded from core earnings because they relate to non-core components of pre-tax income, such as tax attributes like capital loss carryforwards.

•
Results of discontinued operations - These results are excluded from core earnings for businesses sold or held for sale because such results could obscure the ability to compare period over period results for our ongoing businesses.

•
Deferred gain resulting from retroactive reinsurance and subsequent changes in the deferred gain - Retroactive reinsurance agreements economically transfer risk to the reinsurers and including the full benefit from retroactive reinsurance in core earnings provides greater insight into the economics of the business.

In addition to the above components of net income available to common stockholders that are excluded from core earnings, preferred stock dividends declared, which are excluded from net income available to common stockholders, are included in the determination of core earnings. Preferred stock dividends are a cost of financing more akin to interest expense on debt and are expected to be a recurring expense as long as the preferred stock is outstanding.
Net income (loss) and net income (loss) available to common stockholders are the most directly comparable U.S. GAAP measures to core earnings. Core earnings should not be considered as a substitute for net income (loss) or net income (loss) available to common stockholders and does not reflect the overall profitability of the Company’s business. Therefore, The Hartford believes that it is useful for investors to evaluate net income (loss), net income (loss) available to common stockholders, and core earnings when reviewing the Company’s performance.
A reconciliation of net income (loss) available to common stockholders to core earnings for the quarter ending June 30, 2020 can be found below.

Core earnings per diluted share - This non-GAAP per share measure is calculated using the non-GAAP financial measure core earnings rather than the GAAP measure net income. The Company believes that core earnings per diluted share provides investors with a valuable measure of the Company's operating performance for the same reasons applicable to its underlying measure, core earnings. Net income (loss) available to common stockholders per diluted common share is the most directly comparable GAAP measures. Core earnings per diluted share should not be considered as a substitute for net income (loss) available to common stockholders per diluted common share and does not reflect the overall profitability of the Company's business. Therefore, the Company believes that it is useful for investors to evaluate net income (loss) available to common stockholders per diluted common share and core earnings per diluted share when reviewing the Company's performance. A reconciliation of net income (loss) available to common stockholders per diluted common share to core earnings per diluted share for the quarterly period ended June 30, 2020 is provided in the table below.

	Earnings	Per Diluted Share

Net income available to common stockholders	$463	$1.29
Adjustment made to reconcile net income available to common stockholders to core earnings
Net realized capital gains, excluded from core earnings, before tax	(107)	(0.300)
Integration and transaction costs associated with an acquired business, before tax	13	0.04
Change in deferred gain on retroactive reinsurance, before tax	54	0.15
Income tax expense on items excluded from core earnings	15	0.04
Core earnings	$438	$1.22